Exhibit 99.1

News Release

COMMERCIAL METALS TO ACQUIRE TENSAR CORPORATION

•	Expands CMC’s penetration in engineered construction ground reinforcement

•	Creates significant global growth platform, complementing concrete reinforcement markets and customer segments where CMC has deep, existing relationships

•	Benefits from secular infrastructure spending and environmental trends, superior eco-friendly performance compared to conventional ground reinforcement and soil stabilization methods

•	Earnings accretive in first year, with attractive through-the-cycle returns projected

•	$550 million transaction value

Irving, TX – December 7, 2021—Commercial Metals Company (NYSE: CMC) (“CMC”) today announced it has entered into a definitive agreement to acquire TAC Acquisition Corp. (“Tensar”), a portfolio company of Castle Harlan Inc.’s fund, Castle Harlan Partners V, L.P., and a leading global provider of engineered solutions for subgrade reinforcement and soil stabilization used in road, infrastructure and commercial construction projects. The transaction, valued at $550 million, is subject to customary purchase price adjustments and is not contingent on any financing arrangements. The purchase price represents a multiple of 8.4x Tensar’s expected 2021 EBITDA, inclusive of clearly executable cost synergies of approximately $5 million.

“This compelling acquisition advances CMC’s strategy to expand our leadership in construction reinforcement, with value-added products that complement our existing offering,” said Barbara R. Smith, Chairman of the Board, President and Chief Executive Officer of Commercial Metals. “Tensar will create a powerful platform for incremental growth into complementary high-margin engineered products that target CMC’s largest core market, construction, serving end-use markets and customer segments where we have strong and existing relationships. Once complete, this transaction will strengthen CMC’s position as a global reinforcement solutions provider, capable of addressing multiple early phases of commercial and infrastructure construction, including subgrade, foundation, and structures.”

“Our core strengths and end markets closely align,” Smith noted. “Customer satisfaction is at the center of our operating models, and both organizations are recognized in their markets for delivering value-added solutions in early-stage construction. Both companies produce significant value through innovations – including processes and products – and emphasize operational excellence to maximize financial performance.”

“Additionally, CMC and Tensar are at the forefront of environmental sustainability, with Tensar’s subgrade reinforcement and soil stabilization products able to reduce construction project carbon footprint by up to 30%, compared to conventional methods. We are also both well-positioned to benefit from long-terms trends favoring infrastructure spending,” Smith added.

Tensar is a leading global provider of innovative subgrade soil reinforcement solutions, selling into more than 80 national markets through its two major product lines: Tensar® geogrids and Geopier® foundation systems. Geogrids are polymer-based products used for ground stabilization, soil reinforcement, and asphalt optimization in construction applications including roadways, public infrastructure, and industrial facilities. Tensar originated geogrid technology, which reduces aggregate consumption, thereby decreasing construction time, expense, and the project owner’s cost of lifetime maintenance. The company also has a large portfolio of proprietary products.

Geopier systems are ground improvement solutions that increase the load-bearing characteristics of ground structures and working surfaces, and can be applied in soil types and construction situations in which traditional support methods are impractical or would make a project infeasible. Tensar holds over 140 global patents related to Geopier technology, and operates this business segment on a licensing model, designing and engineering a customized Geopier solution that is licensed to contractors for each project.

“Today’s announcement is another exciting step in CMC’s strategic growth plan that will further enhance our organization,” said Ms. Smith. “We look forward to welcoming Tensar’s 650 worldwide employees to the CMC family.”

The transaction has been approved by the boards of directors of both Commercial Metals Company and TAC Acquisition Corp. The closing of the transaction is expected to occur in a timely manner following customary regulatory review and subject to customary closing conditions.

Rockefeller Financial LLC served as the exclusive financial advisor and Kirkland & Ellis LLP served as legal counsel to CMC for this transaction.

Investor Conference Call and Webcast

In conjunction with this announcement, Commercial Metals Company (NYSE: CMC) invites you to listen to its conference call that will be broadcast live over the internet today, December 7, 2021, at 11:00 a.m. Eastern Time (10:00 a.m. Central) with Barbara R. Smith, Chairman of the Board of Directors, President, and Chief Executive Officer, and Paul Lawrence, Senior Vice President and Chief Financial Officer.

The call is accessible via our website at www.cmc.com. In the event you are unable to listen to the live broadcast, the call will be archived and available for replay on our website on the next business day.

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and fabricate steel and metal products, related materials and services through a network including seven electric arc furnace (“EAF”) mini mills, two EAF micro mills, a rerolling mill, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the U.S. and Poland.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, with respect to the proposed acquisition of Tensar and the timing thereof, the ability to obtain regulatory approvals and meet other closing conditions for the proposed acquisition, general economic conditions, key macro-economic drivers that impact our business, the effects of ongoing trade actions, the effects of continued pressure on the liquidity of our customers, potential synergies and organic growth provided by acquisitions and strategic investments (including the proposed acquisition of Tensar), demand for our products, metal margins, the effect of COVID-19 and related governmental and economic responses thereto, the ability to operate our steel mills at full capacity, future availability and cost of supplies of raw materials and energy for our operations, share repurchases, legal proceedings, the undistributed earnings of our non-U.S. subsidiaries, U.S. non-residential construction activity, international trade, capital expenditures, our liquidity and our ability to satisfy future liquidity requirements, estimated contractual obligations and our expectations or beliefs concerning future events. The statements in this news release that are not historical statements, are forward-looking statements. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “future,” “intends,” “may,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases, as well as by discussions of strategy, plans or intentions.

Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in Part I, Item 1A, “Risk Factors” of our annual report on Form 10-K for the fiscal year ended August 31, 2021, as well as the following: the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; failure to retain key management and employees of Tensar; issues or delays in the successful integration of Tensar’s operations with those of CMC, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of Tensar from its information technology systems to those of CMC, as well as risks associated with other integration or transition of the operations, systems and personnel of Tensar; unfavorable reaction to the acquisition of Tensar by customers competitors, suppliers, partners and employees; restrictions during the pendency of the proposed acquisition that may impact CMC’s ability to pursue certain business opportunities or strategic transactions; changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from COVID-19 on the economy, demand for our products, global supply chain and on our operations, including the responses of governmental authorities to contain COVID-19 and the impact from the distribution of various COVID-19 vaccines; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; compliance with and changes in existing and future government laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; potential limitations in our or our customers’ abilities to access credit and non-compliance by our customers with our contracts; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate other acquisitions, and the effects that acquisitions may have on our financial leverage; operating and start-up risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investment; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including the impact of the Biden administration on current trade regulations, such as Section 232 trade tariffs, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks (including, in each case, with respect to the proposed acquisition of Tensar); risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots.